UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2009

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	01-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Articles of Incorporation

On October 28, 2009, the Board of Directors (the “Board”) of Consolidated-Tomoka Land Co. (the “Company”) approved the amendment and restatement of the Articles of Incorporation (the “Articles”) of the Company, effective on such date, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K.  The amendment and restatement of the Articles consolidated previous amendments and deleted historical provisions in the Articles that are no longer relevant or applicable, without any substantive change to the Articles.

Amendment and Restatement of Bylaws

Also on October 28, 2009, the Board approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of such date.  The following is a summary of the more significant amendments:

•	Section 1.3 (notice of Meetings) was amended to permit the Company to cease mailing notice to invalid shareholder addresses in accordance with Florida law.

•	Section 1.5 (Quorum) was amended to more closely conform quorum and adjournment requirements to Florida law.

•	Section 1.6 (Organization) was amended to explicitly authorize the Board to adopt rules, regulations and procedures for the conduct of shareholders’ meetings and to appoint an inspector of elections.

•	Sections 1.7 (Voting; Proxies) and 1.9 (List of Shareholders Entitles to Vote) were amended to more closely conform to Florida law.

•
Section 1.11 (Advance Notice Provisions) was amended to (1) change the deadline for nominations and other proposals to not less than 150 days prior to the anniversary of the meeting date; and (2) require director nominees to complete the Company’s director questionnaire in connection with a nomination.

•	Section 2.2 (Election; Resignation; Removal; Vacancies) was amended to conform to Florida law.

•	Sections 3.1 (Committees) and 3.2 (Committee Charter and Rules) were revised to more closely confirm to Florida law and to specifically contemplate the adoption of committee charters.

•
Section 4.1 (Executive Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies) was amended to include explicit authority for the Board to designate certain officers as “executive officers.”

•
Section 6.4 (Indemnification of Directors, Officers, Employees, and Agents) was amended to more closely conform to Florida law, including amendments to (1) set forth separately the rights to indemnification and advancement of fees; and (2) clarify that the rights to indemnification and advancement are contractual and cannot be retroactively amended to adversely affect the rights of indemnified persons arising in connection with acts or omissions occurring prior to such amendment.

•	Section 6.5 (Interested Directors; Quorum) was amended to more closely conform to Florida law.

The change to the advance-notice deadline set forth in Section 1.11 of the Bylaws will now require that, for any shareholder proposal or director nomination to be properly presented at the 2010 Annual Meeting of Shareholders, whether or not also submitted for inclusion in the Company’s proxy statement, the Company must receive written notice of the matter no later than December 14, 2009 (which is later than the previously-announced deadline of December 9, 2009).  Each such written notice must contain the information set forth in Section 1.11 of the Bylaws.

For the inclusion of proposals in the Company’s proxy statement and form of proxy relating to the 2010 Annual Meeting of Shareholders, under the applicable rules of the Securities and Exchange Commission, a written copy of the proposal must be received at the principle executive offices of the Company no later than December 9, 2009, as previously noted in the 2009 proxy statement.  Such proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company’s proxy materials.

The foregoing summary is a brief description of the approved amendments to the Company’s prior Bylaws and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

On October 28, 2009, upon the recommendation of the governance committee (the “Governance Committee”) of the Board, the Board adopted amendments to the charter of the Governance Committee of the Company.  These amendments amend the charter of the Governance Committee to adopt an independent board chairman policy and provide that the Governance Committee will annually review the Company’s Articles of Incorporation and Bylaws.  A copy of the Company’s amended Governance Committee Charter is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Articles of Incorporation of Consolidated-Tomoka Land Co., amended and restated as of October 28, 2009.

3.2	Amended and Restated Bylaws of Consolidated-Tomoka Land Co., amended and restated as of October 28, 2009

99.1	Amended Consolidated-Tomoka Land Co. Governance Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 28, 2009

Consolidated-Tomoka Land Co.

By:     /s/William H. McMunn
William H. McMunn, President and Chief Executive Officer